UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2008

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2008, the Compensation Committee of the Company’s Board of Directors approved the Capella Education Company Annual Incentive Plan — Management Employees — 2008 (the “2008 Annual Incentive Plan”). Under the 2008 Annual Incentive Plan, cash incentive payouts may be earned by the participants, which include all of the Company’s executive officers, based on achievement of financial metrics for full-year revenue and operating income, which comprise 90% of the targeted incentive opportunity, and a learner satisfaction component, which comprises 10% of the targeted opportunity. A copy of the 2008 Annual Incentive Plan is filed as Exhibit 10.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

10.1	Annual Incentive Plan — Management Employees — 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: February 28, 2008	By	/S/ GREGORY W. THOM
Gregory W. Thom Vice President, General Counsel and Secretary